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                                                               EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Premier Parks Inc. for the registration of Premier Parks Inc. Common Stock and to the incorporation by reference therein of our report dated February 14, 1998, with respect to the financial statements of Six Flags Entertainment Corporation as of December 28, 1997 and December 29, 1996 and for each of the three years in the period ended December 28, 1997 included in Premier Parks Inc.'s Registration Statement (Form S-3 File No. 333-46897).


                                       ERNST & YOUNG LLP


New York, New York
May 25, 1999